UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): October 31, 2005

                         CITADEL SECURITY SOFTWARE INC.

             (Exact Name of Registrant as Specified in its Charter)


    DELAWARE                       000-33491                        75-2873882
(STATE OR OTHER            (COMMISSION FILE NUMBER)               (IRS EMPLOYER
 JURISDICTION OF                                                  IDENTIFICATION
 INCORPORATION)                                                       NUMBER)


       TWO LINCOLN CENTRE, SUITE 1600
             5420 LBJ FREEWAY
               DALLAS, TEXAS                                        75240
   (Address of Principal Executive Office)                        (Zip Code)


                                 (214) 520-9292
Registrant's Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 31, 2005, Citadel Security Software Inc. ("Citadel") and Allied Capital Partners, L.P. ("Allied") entered into a Factoring Agreement and related agreements (the "Agreements"). Under the Agreements, Citadel may offer certain accounts receivable to Allied.

Allied will factor the accounts receivable and pay approximately 80% of the face amount to Citadel. The discount rate is 1.5% of the face amount for the first 30 days after Allied has purchased an account and 0.050% for each day that the account remains unpaid after the initial 30 day period.

The Agreements have a term of one year and the Company's Chief Executive Officer, Steven B. Solomon entered into a Guaranty of Validity and Limited Performance in connection with the Agreements.

Citadel intends to use the proceeds for working capital purposes.

There are no material relationships between Citadel and Allied.

The foregoing summaries of the Agreements are qualified in their entirety by reference to the Agreements, which are filed as exhibits to this Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

4.1 Factoring Agreement, dated as of October 31, 2005, between Citadel Security Software Inc. and Allied Capital Partners, L.P.

4.2 Guaranty of Validity and Limited Performance by Steven B. Solomon, dated as of October 31, 2005.

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


Citadel Security Software Inc.
(Registrant)


By: /s/ RICHARD CONNELLY
------------------------
Richard Connelly
Chief Financial Officer

Dated as of November 4, 2005